Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-24803 and No. 333-33191) of Iron Mountain Incorporated of our report dated February 21, 1997, with respect to the consolidated financial statements of HIMSCORP, Inc. and Subsidiaries included in the Current Report on Form 8-K dated October 29, 1997 filed by Iron Mountain Corporation with the Securities and Exchange Commission.



                                                  Ernst & Young LLP



Chicago, Illinois
October 29, 1997